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                                                                    Exhibit 4(a)


                              WARRANT TO PURCHASE


                   100,000 SHARES OF CLASS A COMMON STOCK AT
                      $3.00 PER SHARE ON NOVEMBER 17, 1992


           VOID AFTER 3:30 P.M., NEW YORK TIME, ON SEPTEMBER 8, 1997


                             BASE TEN SYSTEMS, INC.
                         INCORPORATED UNDER THE LAWS OF
                            THE STATE OF NEW JERSEY


       This certifies that, for value received, Kathryn R. Braithwaite, the registered holder hereof, or assigns (the "Warrantholder") is entitled to purchase from BASE TEN SYSTEMS, INC., a New Jersey corporation (the "Company"), at any time after 9:00 a.m., New York time, on November 17, 1992, and before 3:30 p.m., New York time, on September 8, 1997, at a purchase price per share of $3.00 (the "Warrant Price") 100,000 shares of Class A Common Stock, par value $1.00 per share, of the Company. The number of shares purchasable upon exercise of this Warrant and the Warrant Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

       This Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form on the reverse side hereof duly executed and simultaneous payment of the Warrant Price (subject to adjustment) at the principal office of the Company. Payment of such price shall be made at the option of the Warrantholder in cash or by check.

       Upon any partial exercise of this Warrant, there shall be signed and issued to the Warrantholder a new Warrant in respect of the shares of Class A Common Stock of the Company as to which this Warrant shall not have been exercised. This Warrant may be exchanged at the office of the Company by surrender of this Warrant properly endorsed for one or more new Warrants of the same aggregate number of shares of Class A Common Stock as here evidenced by the Warrant or Warrants exchanged. No fractional shares will be issued upon the exercise of rights to purchase hereunder. This Warrant is transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Agreement.

       This Warrant does not entitle any Warrantholder hereof to any of the rights of a shareholder of the Company.


                                           BASE TEN SYSTEMS, INC.

[SEAL]
                                           By  /s/ Myles M. Kranzler
                                              -------------------------------
                                              Myles M. Kranzler

                                              President

ATTEST

/s/ Edward J. Klinsport
----------------------------
Edward J. Klinsport

Secretary


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                             BASE TEN SYSTEMS, INC.

                                 PURCHASE FORM

Base Ten Systems, Inc.
One Electronics Drive
P.O. Box 3151
Trenton, New Jersey 08619

       The undersigned hereby irrevocably elects to exercise the rights of purchase represented by the within Warrant for, and to purchase thereunder ____________ shares of Class A Common Stock (the "Shares") provided for therein, and requests that certificates for the Shares be issued in the name of:


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            (Please Print Name, Address and Social Security Number)


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and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below.

Dated: ______________, 19__

Name of Warrantholder or Assignee: _____________________________________________

                                                  Please print

Address: _______________________________________________________________________

________________________________________________________________________________

Signature: _____________________________________________________________________

Signature Guaranteed:   Note:  The above signature must correspond with the name
                        as written upon the face of this Warrant certificate in very particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.

                                   ASSIGNMENT
                 (TO BE SIGNED ONLY UPON ASSIGNMENT OF WARRANT)

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


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          Name and Address of Assignee Must Be Printed or Typewritten


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       the within Warrant, hereby irrevocably constituting and appointing
_________________ Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

Dated: ______________, 19__               __________________________________
                                          Signature of Registered Holder

Signature Guaranteed:  Note: The above signature must correspond with the name as written upon the face of this Warrant certificate in very particular, without alteration or enlargement or any change whatever.